        Exhibit 10.19

LOCKHEED MARTIN CORPORATION
DEFERRED MANAGEMENT INCENTIVE COMPENSATION PLAN
(As Amended and Restated Generally Effective January 1, 2020)

Amendment No. 4
Clarifying Changes

Lockheed Martin Corporation wishes to revise the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (the “Plan”) to make certain clarifications. Accordingly, the Plan is amended as follows, effective as of January 1, 2026.
1.Section 27 of Article II is amended and restated in its entirety, as follows:
PAYMENT DATE -- As to any Participant, the January 15 or July 15 on which payment to the Participant is to be made or to begin in accordance with Article V. If such January 15 or July 15 falls on a weekend or a holiday, the Payment Date shall be the first business day thereafter.
2.The last sentence of Section 2 of Article III is amended and restated in its entirety, as follows:
In the case of a deferral election under paragraph (c) or (d) of this Section 2, an Eligible Employee’s deferral election shall be effective only if the resulting amount is at least $5,000.

LOCKHEED MARTIN CORPORATION

By:	/s/ Chris Wronsky

Chris Wronsky
Senior Vice President,
Chief Human Resources Officer

Date:	December 22, 2025